
<ARTICLE>  5
<LEGEND>
This schedule  contains  summary  financial  information  extracted from the balance  sheet of  Commercial  Net Lease  Realty,  Inc. at
June 30,  1999,  and its  statement  of earnings for the six months ended and is  qualified  in its  entirety by  reference to the Form
10-Q of Commercial Net Lease Realty,  Inc. for the six months ended
June 30, 1999.
</LEGEND>

<PERIOD-TYPE>                6-MOS
<FISCAL-YEAR-END>              DEC-31-1999
<PERIOD-START>                  JAN-1-1999
<PERIOD-END>                   JUN-30-1999
<CASH>                           5,416,000
<SECURITIES>                             0
<RECEIVABLES>                    2,457,000
<ALLOWANCES>                             0
<INVENTORY>                              0
<CURRENT-ASSETS>                         0<F1>
<PP&E>                         561,819,000
<DEPRECIATION>                  18,533,000
<TOTAL-ASSETS>                 727,015,000
<CURRENT-LIABILITIES>                    0<F1>
<BONDS>                                  0
<COMMON>                           303,000
<PREFERRED-MANDATORY>                    0
<PREFERRED>                              0
<OTHER-SE>                     391,908,000
<TOTAL-LIABILITY-AND-EQUITY>   727,015,000
<SALES>                                  0
<TOTAL-REVENUES>                19,152,000
<CGS>                                    0
<TOTAL-COSTS>                    7,242,000
<OTHER-EXPENSES>                         0
<LOSS-PROVISION>                         0
<INTEREST-EXPENSE>               5,357,000
<INCOME-PRETAX>                  7,135,000
<INCOME-TAX>                             0
<INCOME-CONTINUING>              7,135,000
<DISCONTINUED>                           0
<EXTRAORDINARY>                          0
<CHANGES>                                0
<NET-INCOME>                     7,135,000
<EPS-BASIC>                          .24
<EPS-DILUTED>                          .23

<F1>  Due to the  nature  of its  industry,  Commercial  Net  Lease
Realty, Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.


